UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2019

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

On January 31, 2019, the Compensation Committee of our Board of Directors (our “Board”) adopted an Amended and Restated Non-Employee Director Annual Compensation Program (the “Program”), which became effective as of February 1, 2019 and supersedes our prior Non-Employee Director Annual Compensation Program. Pursuant to the Program, beginning with fiscal year 2020, each non-employee director will automatically receive a grant of restricted stock on the date of their re-election to our Board. The number of whole shares to be granted will be equal to the number calculated by dividing the stock component of the director compensation amount determined by the Compensation Committee for that year by the fair market value of our stock on that day. The value of the restricted stock award for our fiscal year 2020 is $60,000. To account for the partial year beginning on February 1, 2019 and continuing through our 2019 annual meeting and thereby provide for the alignment of the timing of annual grants of restricted stock under the Program with the election of directors at the annual meeting, on February 1, 2019, each non-employee director was granted shares of restricted stock with a fair market value of $18,000. Other than the shares granted on February 1, 2019, which will vest on June 1, 2019, shares of restricted stock granted under the Program will become vested on the first anniversary of the date of grant, conditioned upon the recipient’s continued service on our Board through that date. In the event of the death or disability of a non-employee director, or a Change in Control (as that term is defined in our 2018 Equity Incentive Plan) of the Company, the shares of restricted stock will immediately vest and no longer be subject to restrictions on transfer. Other than as part of a Change in Control of the Company and except in the case of economic hardship of a particular non-employee director, as determined by the Compensation Committee, while a non-employee director is serving on our Board he or she may not sell or otherwise dispose of any of our stock received in connection with his or her service on our Board (whether that stock was granted under the Program, any predecessor program or otherwise) if that non-employee director has not satisfied the requirements of any stock ownership guidelines established for directors by the Board or if the transfer would cause him or her to be out of compliance with any such guidelines.

Pursuant to the Program, each non-employee director will also receive cash payments for their service on our Board and its committees. The amounts of those payments for fiscal year 2020 will be:

Position Covered	Fiscal Year 2020 Annual Payment
Service on the Board	$45,000
Audit Committee Chairman	$10,000
Compensation Committee Chairman	$8,000
Nominating and Governance Committee Chairman	$6,000
Committee Member (other than Chairman)	$3,000

Cash payments will be made to non-employee directors in four equal tranches on the dates of the Board’s regular quarterly meetings.

All shares of restricted stock issued pursuant to the Program will be issued under and subject in all respects to our 2018 Equity Incentive Plan.

The foregoing summary of the Program does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Program, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit No.	Exhibit

10.1	AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: February 4, 2019	By:	/s/ David S. Smith
David S. Smith Vice President, Chief Financial Officer and Treasurer